Ford Credit Auto Lease Trust
             Ford Motor Credit Company

              Monthly Servicing Report

Collection Period                                                       Dec-96
Distribution Date                                                      1/15/97

Ford Credit Auto Lease Trust 1996-1

                                                              Dollar Amount

     Class A-1 Asset Backed Notes                               150,000,000.00
     Class A-2 Asset Backed Notes                               660,843,000.00
     Subordinated Notes                                         106,690,331.00
     Asset Backed Certificates                                   30,821,533.09

I.  Collections
     Monthly Payments                                            16,861,015.60
     Available Scheduled Termination Sale Proceeds                        0.00
     Voluntary Early Termination Proceeds                         3,011,368.09
     Liquidation Proceeds                                           104,653.64
     Recoveries                                                       9,815.44
     Payahead Credits                                              -133,033.22
     Administrative Purchase Amounts                                433,411.43

     Total                                                       20,287,230.98

II.  Advances (Settled on Payment Date)
     Sale Proceed Advances
          Beginning of Period                                             0.00
          Plus: Net Change                                                0.00
          End of Period                                                   0.00
     Monthly Payment Advances
          Beginning of Period                                     4,495,245.46
          Plus: Net Change                                          304,856.07
          End of Period                                           4,800,101.53
     Past Due Monthly Payments Not Advanced                               0.00
     Sale Proceeds Not Realized and Not Advanced                          0.00

III.  Principal Balances
     Class A-1 Beginning Principal Balance                      150,000,000.00
     Less:  Reductions to Class A-1 Beginning Principal Bal               0.00
     Class A-1 Ending Principal Balance                         150,000,000.00

     Class A-2 Beginning Principal Balance                      660,843,000.00
     Less:  Reductions to Class A-2 Beginning Principal Bal               0.00
     Class A-2 Ending Principal Balance                         660,843,000.00

     Subordinated Notes Beginning Principal Balance             106,690,331.00
     Less:  Reductions to Subordinated Notes Beg. Principal               0.00
     Subordinated Notes Ending Principal Balance                106,690,331.00

     Lease Trust Cert. Beginning Principal Balance               30,821,533.09
     Less:  Reductions to Lease Trust Cert. Beg. Principal                0.00
     Lease Trust Cert. Ending Principal Balance                  30,821,533.09

     Beginning Pool Balance                                     935,152,337.51
          Residual Value Portion of Beginning Pool Balance      744,989,556.41
     Reductions to Pool Balance                                 -13,097,902.68
     Ending Pool Balance                                        922,054,434.83
          Residual Value Portion of Ending Pool Balance         741,993,368.69
          Residual Value of Expired Contracts                             0.00
          Residual Value of Expired Contracts Unsold BOP                  0.00
          Residual Value of Expired Contracts Unsold EOP                  0.00

IV.  Calculation of Pool Factors
     Pool Factor
     Class A-1 Pool Factor                                          1.00000000
     Class A-2 Pool Factor                                          1.00000000
     Subordinated Notes Pool Factor                                 1.00000000
     Lease Trust Certificates Pool Factor                           1.00000000

V.  Payahead Account
     Beginning of the Month Balance                               1,011,156.06
     Plus:  Net Change in Balance                                   133,033.22
     End of Month Balance                                         1,144,189.28

VI.  Losses
     Credit Losses                                                  315,417.86
     Residual Losses                                                      0.00

VII. Delinquency Amounts
     31-60 Days                                                  20,616,148.38
     61-90 Days                                                   3,191,647.04
     91-120 Days                                                    138,857.69
     Over 120 Days                                                        0.00

VIII.  Memo Amount
     Administrative Agent Fee                                       779,293.61